Year Ended October 31, 2005

John Hancock World Fund
-  John Hancock Health Sciences Fund
Series - 3
NAV per share - Class C  $44.76

-  John Hancock Biotechnology Fund
 Series - 8
NAV per share - Class C  $7.38